UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 6, 2006
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION SAVINGS PLAN
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant
Item 9.01. Exhibits
SIGNATURES
Letter of Deloitte & Touche LLP

ITEM 4.01. Changes in Registrant’s Certifying Accountant.
     On April 6, 2006, the Sensient Technologies Corporation Savings Plan (the “Plan”) appointed Virchow, Krause & Company, LLP (“Virchow, Krause”) as the new independent registered public accounting firm for the Plan for the year ended December 31, 2005. Virchow, Krause replaces Deloitte & Touche LLP (“Deloitte”), who remained as the Plan’s independent registered public accounting firm until the appointment of Virchow, Krause.
     Deloitte’s reports on the Plan’s financial statements as of and for the fiscal years ended December 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and 2004 and the subsequent period through April 6, 2006, there have been no reportable events described in Item 304(a)(1)(v) of Regulation S-K and there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports on the financial statements for such years. The Plan provided a copy of the foregoing disclosures to Deloitte prior to the filing of this report and requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished in response to that request is filed as Exhibit 16 to this report.
     During the fiscal years ended December 31, 2003 and 2004, and through April 6, 2006, neither the Plan nor anyone acting on its behalf consulted with Virchow, Krause regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company has authorized Deloitte to respond fully to any inquiries by Virchow, Krause regarding matters related to the earlier financial statements.
Item 9.01. Exhibits
Exhibit 16 Letter of Deloitte & Touche LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION SAVINGS PLAN

(Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Vice President, Secretary and General Counsel of Sensient Technologies Corporation

Date:	April 10, 2006

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